Exhibit 99.1

September 22, 2009
For 7:00 a.m. EDT release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Robbin Moore-Randolph	Chris Ahearn
	704-758-3579	704-758-2304

Lowe's Announces Growth Strategies at 2009 Analyst and Investor Conference
-- Company Reiterates Guidance for Fiscal 2009 --
-- Provides Outlook for 2010 and Beyond --

Charlotte, NC – Lowe’s Companies, Inc. (NYSE: LOW) will discuss its current strategies for managing the business in today’s challenging environment and longer-term opportunities to drive performance when the company meets with analysts and investors today in Charlotte at its annual conference.

Today, Lowe’s reiterated its prior sales and earnings guidance for the 2009 fiscal year, which was provided in its August 17, 2009 earnings release. Sales and earnings guidance can be found in the Business Outlook section of this release.

“Although the economic environment remains challenging, we continue to invest in our business and drive operating efficiencies to become a more efficient company and better serve the needs of home improvement customers,” commented Robert A. Niblock, Lowe’s chairman and CEO.  “Over the past three years, we have worked to strike the right balance between controlling expenses and appropriately staffing stores to maintain great customer service.  Our focus on achieving this balance enabled us to maintain profitability and positioned the company for continued success.

“Although prices have declined in recent years, the home remains many consumers’ largest asset.  What has changed is their approach to tackling home improvement projects.  Consumers are shifting to more  do-it-yourself projects as they balance convenience with the cost of outsourcing.  Opportunity rests in our ability to understand consumers’ evolving needs and provide products and customer-valued solutions,” Niblock concluded.

During the conference, Lowe's executives will focus on key initiatives to capitalize on market growth and changing competitive dynamics, drive efficiencies, enhance customer service and increase market share.  Highlights of those presentations include:

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Gregory M. Bridgeford, executive vice president of business development:  “Lowe’s is well positioned to gain market share in this highly fragmented industry.  Although the path to recovery will vary from market to market, our industry is expected to grow next year.  Our growth will be fueled by prudent store expansion into underserved markets as well as the exploration of international opportunities that allow us to capitalize on our strengths.”

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Larry D. Stone, president and chief operating officer: “Using our Building Blocks for Success as a foundation, we are taking advantage of opportunities to drive efficiencies in all aspects of our business, while continuing to deliver our commitment to customer service.  Additionally, we are implementing cross functional initiatives that position Lowe’s to profitably grow market share and meet the evolving needs of home improvement consumers.”

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Robert F. Hull, Jr., executive vice president and CFO:  “Looking past the current cycle, we expect sales growth driven by market share gains, which leads to improved profitability, strong cash flow and significant amounts of capital returned to shareholders.”

Lowe’s also told investors it has decided to close one store that it deemed not economically viable.

“The decision to close a store is difficult as it affects people and the communities we serve,” said Niblock.  “The store in central Milwaukee has struggled since it opened in 2005 and sales have not improved over time.”

The company continues to evaluate the cash flow performance of existing stores. Although there were no operating store impairment charges for the first half of the current fiscal year, the continuing uncertainty regarding the timing and strength of the economic recovery makes it possible the company will recognize impairments related to operating stores during the second half of fiscal year 2009.  While impairments for operating stores are not certain, to the extent necessary, and to provide an order of magnitude, the total is not expected to exceed $100 million.  Due to the uncertainty of possible impairments, the company has not adjusted its earnings guidance for the 2009 fiscal year.

Lowe’s Business Outlook

 Fiscal Year 2009 (comparisons to fiscal year 2008)
•	The company expects to open 62 to 66 stores in 2009 reflecting total square footage growth of approximately 4 percent
•	Total sales are expected to decline approximately 3 percent
•	The company expects comparable store sales to decline 7 to 9 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to decline approximately 130 basis points
•	Store opening costs are expected to be approximately $50 million
•	Diluted earnings per share of $1.13 to $1.21 are expected for the fiscal year ending January 29, 2010

Fiscal Year 2010 (comparisons to fiscal year 2009)
•	The company expects to open 35 to 45 stores in 2010 reflecting total square footage growth of approximately 2 to 2.5 percent
•	Total sales are expected to increase approximately 3 to 4 percent
•	The company expects comparable store sales to increase approximately 1 percent
•	Earnings before interest and taxes as a percentage of sales (operating margin) is expected to increase approximately 30 basis points
•	Store opening costs are expected to be approximately $30 million
•	Diluted earnings per share of $1.24 to $1.34 are expected for the fiscal year ending January 28, 2011

A webcast of this conference is scheduled for today (Tuesday, September 22) at 10:00 am EDT.  The webcast can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s 2009 Analyst & Investor Conference Webcast.  A replay of the webcast will be available online shortly following the event and available until September 2010.

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, the housing market, the home improvement industry, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as rising unemployment, interest rate and currency fluctuations, higher fuel and other energy costs, slower growth in personal income, changes in consumer spending, the availability and increasing regulation of consumer credit and mortgage financing, changes in the rate of housing turnover, inflation or deflation of commodity prices and other factors which can negatively affect our customers, as well as our ability to:  (i) respond to adverse trends in the housing industry and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and successfully develop new sites for store development particularly in major metropolitan markets; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legislative and regulatory developments; and (viii) respond to unanticipated weather conditions that could adversely affect sales.  For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” included in our Annual Report on Form 10-K to the United States Securities and Exchange Commission and the description of material changes, if any, in those “Risk Factors”  included in our Quarterly Reports on Form 10-Q.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2008 sales of $48.2 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 14 million customers a week at more than 1,675 home improvement stores in the United States and Canada. Founded in 1946 and based in Mooresville, N.C., Lowe’s is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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